HeartBeam Partners with LIVMOR for Cloud Based Remote Monitoring Portal
LIVMOR to Develop HeartBeam Branded Version of the FDA Registered LIVMOR Halo+ Portal

SANTA CLARA, CA – February 2, 2022 -- HeartBeam, Inc. (NASDAQ: BEAT), a developmental stage digital healthcare company with a proprietary ECG telemedicine technology for heart attack detection, today announced it has signed a partnership agreement with LIVMOR Inc., a digital health solutions company, to build a HeartBeam branded version of LIVMOR’s Halo+ FDA cleared turnkey solution for remote patient monitoring (“RPM”) to connect physicians and patients.

Under the terms of the agreement LIVMOR will develop a HeartBeam branded version, the HeartBeam Platform, of the LIVMOR RPM platform customized for HeartBeam products, with senior executives of both companies supervising the project.

“Utilizing LIVMOR’s FDA cleared RPM platform will allow us to meet our schedule for FDA submission of our first product, an easy-to-use heart attack detection software solution for Emergency Department settings,” said Branislav Vajdic, PhD, Chief Executive Officer and Founder of HeartBeam. “LIVMOR has successfully developed a patient-engaging remote monitoring system of critical physiological biomarkers which we believe can be adapted to utilize with our Emergency Department software solution for more accurate MI detection. LIVMOR’s experience in the regulatory process is an important benefit, providing support and assistance for us as we seek to submit the HeartBeam Platform for FDA clearance. We look forward to working with the team at LIVMOR to ready our software for submission to the FDA later this year.”

About LIVMOR
Founded in 2016, LIVMOR is a digital health solutions company whose mission is to assist physicians and medical professionals in addressing the global chronic disease epidemic by providing a patient-engaging remote monitoring system of critical physiological biomarkers.  LIVMOR’s goals are to dramatically improve patient outcomes and to significantly reduce healthcare system costs with better quality data for diagnosis and treatment of chronic diseases. For more information, visit www.livmor.com.
About HeartBeam, Inc.
HeartBeam, Inc. (NASDAQ: BEAT) is a development stage digital healthcare company with proprietary ECG telemedicine technology that will redefine the way high risk cardiovascular patients are diagnosed in an ambulatory setting at any time and any place. Its breakthrough solution employs a reusable, credit card sized, 3D vector ECG recording device and cloud-based software capable of assisting a physician in diagnosing a wide range of cardiovascular disease. HeartBeam is initially focusing on a huge unmet need of helping diagnose heart attacks in patients outside of a medical institution. No single lead ECG technology can offer this value to patients and their physicians. This underserved market is several times larger than the cardiac arrhythmia detection market based on the prevalence of patients with coronary artery disease at high risk of heart attack. For more information visit www.heartbeam.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recently filed Registration Statement on Form S-1, which can be found on the SEC’s website at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Media and Investor Relations Contact:
Chris Tyson
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MZ North America
Direct: 949-491-8235
BEAT@mzgroup.us
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